VICTORY
PORTFOLIOS
III
CODE
OF
CONDUCT
FOR PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
I.

Covered Officers/Purpose
of
the
Code
A.

This
Code
of Conduct
(the
“Code”) applies
to
the
Principal
Executive
Officer
and Principal Financial Officer of Victory Portfolios III (the Trust or the Funds) as detailed in Exhibit A, for the purpose of promoting:
1.

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts
of
interest
between
personal
and
professional
relationships;
2.

Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange
Commission
(“SEC”)
and
in
other
public
communications
made
by the Trust;
3.

Compliance
with applicable
laws
and governmental
rules
and
regulations;
4.

The
prompt
internal
reporting
of
violations
of
the
Code
to
an
appropriate person or persons identified in the Code; and
5.

Accountability for
adherence to
the
Code.
B.

Each
Covered
Officer
should
adhere
to
a
high
standard
of
business
ethics
and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.

Covered
Officers
Should
Handle
Ethically
Any
Actual
or
Apparent Conflicts
of
Interest

A.

Overview.
A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Trust.
For example, a
conflict
of
interest
would
arise
if
a
Covered
Officer, or a
member of his family, receives improper
personal benefits as
a result of
his or
her position with the Trust.
Certain conflicts of interest that could arise out of the relationships between Covered Officers and the Trust already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).
For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status
as
“affiliated
persons”
of the
Trust.
The
Trust
and
its
investment
adviser’s compliance program and procedures are designed to prevent, or identify and correct, violations of
these
provisions.
This
Code
does
not,
and
is
not
intended
to,
repeat
or
replace
these programs and procedures, and such conflicts fall outside of the parameters of this Code.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise or result from the contractual relationship between the Trust and the investment adviser and the administrator, whose officers or employees also serve as Covered Officers.
As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or for the adviser or the administrator, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser, the administrator and the Trust.
The participation of the Covered Officers in such activities is
inherent
in
the
contractual
relationship
between
the
adviser, the
administrator and
the Trust
and
is
consistent
with
the
performance
by
the
Covered
Officers
of their
duties
as
officers
of the Trust.
Thus, if performed
in conformity
with the provisions of the
Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trust’s Board of Trustees (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.
Other conflicts
of
interest
are
covered
by
the
Code,
even
if
such
conflicts
of
interest
are not subject to provisions in the Investment Company Act or the Investment Advisers Act.
Section C describes the types of conflicts of interest that are covered under this Code, but Covered
Officers
should
keep
in
mind
that
these
examples
are
not
exhaustive.
The
overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.
B.

Obligations
of
Covered
Officers.
Each Covered
Officer
must:
1.

Not use his personal influence or personal relationships improperly to influence investment
decisions
or financial
reporting
by
the
Trust
whereby
the Covered Officer would benefit personally to the detriment of the Trust;
2.

Not cause the Trust to take action, or fail to take action, for the individual personal benefit
of
the
Covered
Officer
rather
than
the
benefit
of
the
Trust;
3.

Report at least annually outside business affiliations or other relationships (e.g., officer,
director,
governor,
trustee,
part-time
employment)
other
than
his or her relationship to the Trust, the investment adviser and the administrator.
C.

Conflicts of interest.
When a
Covered Person becomes aware of a situation
that could involve a conflict of interest, or that could reasonably be considered an appearance of a conflict of interest, the Covered Person should disclose this matter to the Chief Compliance Officer.
For purposes
of this
Code,
the
Chief Compliance
Officer shall
be
the
Chief
Compliance Officer of the Trust.
Examples of these include:
1.

Service
as
a director
on
the
board of
any
public or
private
company;
2.

The
receipt,
as
an
officer
of
the
Trust,
of
any gift in
excess
of
$100;

3.

The
receipt
of
any
entertainment
from
any
company
with
which
the
Trust
has current or prospective business dealings, unless such entertainment is business-related, reasonable in cost, appropriate as
to time
and place,
and not so frequent as to raise any question of impropriety;
4.

Any
ownership
interest
in,
or
any
consulting
or
employment
relationship
with, any of the Trust’s service providers, other than their investment adviser, principal underwriter, administrator or any affiliated person thereof;
5.

A direct or
indirect financial
interest in commissions, transaction charges
or spreads
paid
by
the
Trust
for
effecting
portfolio
transactions
or
for
selling
or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.
D.

Conflicts
of
interest not specifically
enumerated.
It
is
impractical
to
attempt
to list in this Code all possible situations that could result in a conflict of interest. If a proposed transaction, interest, personal activity, or investment raises any concerns, questions or doubts, a Covered Officer should consult with the Chief Compliance Officer before engaging in such transaction or investment or pursuing such interest or activity. The Chief Compliance Officer shall review the facts and circumstances of the actual or potential conflict of interest in accordance with Section IV of these Procedures.

III.

Disclosure
and
Compliance

A.

Each
Covered
Officer
should
familiarize
himself
or
herself
with
the
disclosure requirements generally applicable to the Trust.
B.

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about
the
Trust
to
others,
whether within
or outside
the
Trust, including
to
the Trust’s Trustees and auditors, and to governmental regulators and self-regulatory organizations.
C.

Each
Covered
Officer
should,
to
the
extent
appropriate
within
his
or
her
area
of responsibility, consult with other officers and employees of the Trust, the adviser and the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the
Trust file with, or submit to, the
SEC and
in other public communications made by the Trust.
D.

It
is
the
responsibility
of
each
Covered
Officer to
promote
compliance
with
the standards and restrictions imposed by applicable laws, rules and regulations.

IV.

Reporting and
Accountability

A.

Responsibilities
and conduct.
Each
Covered
Officer
must:
1.

Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered
Officer), affirm
in
writing
to
the
appropriate
Board
that
he
or she
has received, read, and understands the Code;

2.

Annually
thereafter
affirm
to
the
appropriate
Board
that
he
or
she
has complied with the requirements of the Code;
3.

Not
retaliate
against
any
other
Covered
Officer
or
any
employee
of
the
Trust or their affiliated persons for reports of potential violations that are made in good faith; and
4.

Notify
the
Chief
Compliance
Officer
promptly
if
he
or
she
knows
of
any violation of this Code.
Failure
to do
so is itself a violation of this Code.
B.

Chief Compliance Officer.
The Chief Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.
Based on its review, the Chief Compliance Officer shall advise the Covered Officer that the proposed transaction, investment, interest or activity: (i) would not violate this Code; (ii) would not violate this Code only if conducted in
a
particular
manner
and/or subject
to
certain
conditions
or
safeguards;
or
(iii)
would violate the Code and is, therefore, prohibited.
C.

Waivers.
A Covered Officer may request a waiver from a provision of this Code if there is a reasonable likelihood
that a contemplated action would not
involve an
actual conflict of interest that this Code is designed to prevent.
The Audit and Compliance Committee of the Board (the “Committee”) shall review and act upon any request for a waiver from any provision of the
Code.
The
Committee
shall
disclose
any
waiver from
a
provision
of
the
Code
to
the
extent required by SEC rules or any other policy of the Trust or VCM.
D.

Enforcing
the
Code
of
Conduct.
The
Trust
will
adhere
to
the
following procedures in investigating and enforcing this Code:
1.

The
Chief
Compliance
Officer
will
take
all
appropriate
action
to
investigate any potential violations reported to him or her;
2.

If,
after
such
investigation,
the
Chief
Compliance
Officer
believes
that
no violation has occurred, no further action is required;
3.

Any
matter that
the
Chief
Compliance
Officer
believes
is
a
violation
shall
be reported to the Committee; and
4.

If the Committee concurs that a violation has occurred, it will inform the Board and make a recommendation of appropriate courses of action.
The Board
will
consider and
take
appropriate
action
regarding
the
violation.
The Board may among other things, notify VCM, the Trust’s administrator, or their Boards of Directors; recommend the assessment of a monetary penalty against the Covered Person; issue a formal written reprimand to, or recommend the
dismissal
of,
the
Covered
Officer;
require
additional
training by the violator; or recommend modifications to the Trust’s policies and procedures.

V.

Other
Policies
and
Procedures

This Code shall be the sole code
of conduct
adopted by the
Trust
for
purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies relating to that section.
Insofar as other policies or procedures of the Trust, the Trust’s investment
adviser,
principal
underwriter,
or other
service
providers
govern
or
purport
to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.
The Codes of Ethics under Rule 17j-1 under the Investment Company Act, and any insider trading policies are separate policies of the
Trust, VCM, any sub-adviser or the principal underwriter that apply to the Covered Officers and others, and are not part of this Code.

VI.

Amendments

Any amendments
to this
Code,
other than amendments
to Exhibit
A,
must be approved or ratified by a majority vote of the Board, including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”). Any
changes
to
this
Code
will,
to
the
extent
required, will
be
disclosed
as
provided
by
SEC
rules.

VII.

Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential
and
shall
be
maintained
and
protected
accordingly.
Except
as
otherwise
required
by law or this Code, such matters shall not be disclosed to anyone other than officers and Trustees of the Trust, the Trust’s investment adviser, administrator or sub-administrator, counsel to the Trust or counsel to the Independent Trustees.

VIII.

Internal
Use

The
Code
is
intended
solely
for
the
internal
use
by
the
Trust
and
does
not
constitute
an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.
Adopted:
         July 1,
2019
(USAA
Funds)

Amended:
       April
24,
2023

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5
-

Exhibit
A

Persons
Covered
by
this
Code
of
Conduct

Victory
Portfolios
III

Principal
Executive
Officer:
James
De
Vries,
President Principal Financial Officer: Allan Shaer, Treasurer
As
of
February
1,
2024

Exhibit B
Acknowledgement

Pursuant
to
the
requirements
of
the
Code
of Conduct
adopted
by
Victory
Portfolios
III (the Trust or the Funds), I hereby acknowledge and affirm that I have received, read and understand the Code and agree to adhere to
and abide by the letter and spirit of
its
provisions.
Signature:
        /s/ James De Vries                    Print Name:              James De Vries
Date:

February 1, 2024

Exhibit B
Acknowledgement

Pursuant
to
the
requirements
of
the
Code
of Conduct
adopted
by
Victory
Portfolios
III (the Trust or the Funds), I hereby acknowledge and affirm that I have received, read and understand the Code and agree to adhere to
and abide by the letter and spirit of
its
provisions.
Signature:
        /s/ Allan Shaer                          Print Name:              Allan Shaer
                                                                             Date:
                 February 1, 2024

Exhibit C Annual
Certification

Pursuant to the
requirements of the Code of Conduct adopted by Victory
Portfolios
III (the
Trust
or
the
Funds),
I hereby
acknowledge
and
affirm
that
since
the
date
of
the
last
annual certification given pursuant to the Code, I have complied with all requirements of the Code.
Signature:
        /s/ James De Vries                    Print Name:              James De Vries
Date:
                February 1, 2024

Exhibit C Annual
Certification

Pursuant to the
requirements of the Code of Conduct adopted by Victory
Portfolios
III (the
Trust
or
the
Funds),
I hereby
acknowledge
and
affirm
that
since
the
date
of
the
last
annual certification given pursuant to the Code, I have complied with all requirements of the Code.
Signature:
        /s/ Allan Shaer                          Print Name:              Allan Shaer
                                                                             Date:
                 February 1, 2024